SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

o CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK
(Exact name of trustee as specified in its charter)

An Alabama Banking Corporation	63-0371319
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
_____________________________

Regions Bank
Corporate Trust Department
417 North 20th Street
Birmingham, Alabama 35202
(Address of principal executive offices)

Caroline Oaks
Senior Vice President & State Manager
Regions Bank, Corporate Trust Services
315 Deaderick Street, 2nd Floor
Nashville, Tennessee 37237
(615) 770-4354
(Name, address and telephone number of agent for service)
_____________________________

CBRL GROUP, INC.1
(Exact name of obligor as specified in its charter)

Tennessee	62-1749513
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
Lawrence E. White
Senior Vice President - Finance and Chief Financial Officer
CBRL Group, Inc.
305 Hartmann Drive,
P.O. Box 787
Lebanon, Tennessee 37088-0787
Telephone: (615) 444-5533
_____________________________

Zero Coupon Senior Convertible Notes due 2032
(Title of the indenture securities)

1 See Table 1 - List of additional obligors

Table 1

Cracker Barrel Old Country Store, Inc.	305 Hartmann Dr , Lebanon, TN 37087
CBOCS Distribution, Inc.	305 Hartmann Dr , Lebanon, TN 37087
CBOCS Partner I, LLC	305 Hartmann Dr , Lebanon, TN 37087
CBOCS Partner II, LLC	305 Hartmann Dr , Lebanon, TN 37087
CBOCS Pennsylvania, LLC	305 Hartmann Dr , Lebanon, TN 37087
CBOCS Properties, Inc.	45525 North I-94 Service Road, Belleville, Michigan 48111
CBOCS Supply, Inc.	305 Hartmann Dr , Lebanon, TN 37087
Gun Barrel Road Logan’s, Inc.	305 Hartmann Dr , Lebanon, TN 37087
CBOCS West, Inc.	3993 Howard Hughes Parkway • Suite 250 • Las Vegas, NV 89169
CB Music LLC	305 Hartmann Dr , Lebanon, TN 37087
Rocking Chair, Inc.	3993 Howard Hughes Parkway • Suite 250 • Las Vegas, NV 89169
CBOCS Texas Limited Partnership	305 Hartmann Dr , Lebanon, TN 37087

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, Atlanta, Georgia
Alabama State Banking Department, Montgomery, Alabama

	(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

Exhibit 1(a).	Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to Form T-1 (Registration No. 22-21909).

Exhibit 1(b).
Articles of Amendment to Restated Articles of Incorporation of the Trustee. (incorporated by reference to Exhibit 1(b) to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

Exhibit 1(c).
Articles of Amendment to Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1(c) to Form T-1, filed as Exhibit 25 to the Form S-3/A of BellSouth Telecommunications, Inc. filed with the Commission on August 17, 2004).

Exhibit 2.	Not applicable.

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1, Registration No. 22-21909).

Exhibit 4.	Bylaws of the Trustee (incorporated by reference to Exhibit 4 to Form T-1, Registration No. 33-60351).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, an Alabama banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and State of Tennessee on the 20th day of March 2007.

REGIONS BANK

By:	/s/ Caroline Oakes
Name: Caroline Oakes Title: Senior Vice President

EXHIBIT 6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of Debt Securities by CBRL Group, Inc., we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Dated: March 20, 2007

                                  REGIONS BANK

        By: /s/ Caroline Oakes
                                                Caroline Oakes, Senior Vice
                                                President & State Manager Regions
                                                Bank, Corporate Trust Services

Exhibit 7

Consolidated Report of Condition of
Regions Bank, an Alabama Banking Corporation
For Insured Commercial and State-Chartered Savings Banks
December 31, 2006
		Dollar Amounts In Millions
ASSETS
1. Cash and balances due from depository institutions:
a. Noninterest-bearing balances and currency and coin		3,521,757
b. Interest-bearing balances		55,818
2. Securities:
a. Held-to-maturity securities		24,456
b. Available-for-sale securities		17,904,507
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		5,000
b. Securities purchased under agreements to resell		145,311
4. Loans and lease financing receivables:
a. Loans and leases held for sale		4,996,406
b. Loans and leases, net of unearned income	94,551,883
c. LESS: Allowance for loan and lease losses	1,055,953
d. Loans and leases, net of unearned income and allowance		93,495,930
5. Trading Assets		319,655
6. Premises and fixed assets (including capitalized leases)		2,344,773
7. Other real estate owned		75,722
8. Investments in unconsolidated subsidiaries and associated companies		106,135
9. Not applicable
10. Intangible assets
a. Goodwill		10,153,489
b. Other intangible assets		1.326.455
11. Other assets		4,192,524
12. Total assets		138,667,948

LIABILITIES
13. Deposits:
a. In domestic offices		92,688,340
(1) Noninterest-bearing	20,677,020
(2) Interest-bearing	72,011,320
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs		9,228,328
(1) Noninterest-bearing	70,821
(2) Interest-bearing	9,157,506
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		3,299,790
b. Securities sold under agreements to repurchase		3,191,838
15. Trading liabilities		286,043
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		4,730,659
17. and 18. Not applicable
19. Subordinated notes and debentures		1,518,373
20. Other liabilities		1,721,921

21. Total liabilities		116,665,292

22. Minority interest in consolidated subsidiaries		295,298

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus		0
24. Common stock		103
25. Surplus (exclude all surplus related to preferred stock)		17,859,010
26. a. Retained earnings		3,978,063
b. Accumulated other comprehensive income		(129,818)
27. Other equity capital components		0

28. Total equity capital		21,707,358

29. Total liabilities, minority interest, and equity capital		$138,667,958